UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2008
PANDA ETHANOL, INC.
(Exact name of registrant as specified in its charter)
000-50282
Commission File Number

Nevada	20-4799979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
4100 Spring Valley, Suite 1002
Dallas, Texas 75244
(Address of principal
executive offices, including Zip Code)
972.361.1200
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Panda Ethanol, Inc. (the “Company”) currently plans to hold its 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) on June 17, 2008. The date of the 2008 Annual Meeting represents a change of more than 30 days from the anniversary date of the Company’s 2007 Annual Meeting of Stockholders. As a result, the Company has set new deadlines for the receipt of any stockholder proposals.
Rule 14a-8 Stockholder Proposal Deadline
     Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for the 2008 Annual Meeting must be received at the Company’s principal executive offices no later than the close of business on May 1, 2008, which the Company considers a reasonable time before it begins to print and send its proxy materials. Such proposals will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.
Bylaws Advance Notice Deadline
     Stockholders wishing to nominate directors or to propose business at the 2008 Annual Meeting without having it included in the Company’s proxy statement must give written notice to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on April 28, 2008 for the notice to be considered timely. Such notice also will need to comply with the requirements set forth in the Company’s bylaws.
     This Current Report on Form 8-K constitutes “public disclosure” for purposes of Section 2.13 of the Company’s bylaws. For more information, please refer to the Company’s Amended and Restated Bylaws, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 13, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 18, 2008

PANDA ETHANOL, INC.
By:	/s/ Darol Lindloff
Darol Lindloff
Chief Executive Officer and President

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